United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 16, 2013

Commission File No.	Exact Name of Registrant as Specified in its Charter and Principal Office Address and Telephone Number	State of Incorporation	I.R.S. Employer Identification Number
1-16681	The Laclede Group, Inc. 720 Olive Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504
1-1822	Laclede Gas Company 720 Olive Street St. Louis, MO 63101 314-342-0500	Missouri	43-0368139

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement
On January 16, 2013, The Laclede Group, Inc. ("Group") and Laclede Gas Company (“Gas”) each entered into a first amendment (each, a “First Amendment”) to its respective Loan Agreement, dated as of July 18, 2011 (each, a “Loan Agreement”), with Wells Fargo Bank, National Association, as Administrative Agent, U.S. Bank National Association, as Syndication Agent, Wells Fargo Securities, LLC and U.S. Bank National Association, as Lead Arrangers, JPMorgan Chase Bank, N. A., as Documentation Agent, and Comerica Bank, Fifth Third Bank, Commerce Bank and UMB Bank, N.A. , as the other participating banks.
The First Amendments were entered into in connection with (i) Group's previously announced agreement to acquire substantially all of the assets and liabilities of Missouri Gas Energy (“MGE”) and New England Gas Company (“NEG”) from Southern Union Company (“SUG”), pursuant to separate purchase and sale agreements, dated as of December 14, 2012 (the “Purchase Agreements”), among SUG, Group and each of two newly-formed wholly owned subsidiaries of Group (collectively the “Transaction”), and (ii) the related commitment letter (the “Commitment Letter”) among Group, Wells Fargo Bank, National Association and Wells Fargo Securities, LLC. On January 11, 2013, the right to acquire the MGE assets and liabilities was assigned by the applicable Group subsidiary to Gas. The First Amendments are expected to facilitate the financing of the Transaction by Group and Gas.
MGE and NEG, each a division of SUG, are primarily engaged in the local distribution of natural gas to approximately 500,000 and 50,000 residential, commercial and industrial customers in western Missouri and Massachusetts, respectively.
Each Loan Agreement was amended to, among other things, increase the required Maximum Consolidated Capitalization Ratio, as defined in the Loan Agreement, to 72.5% from 70% for the applicable borrower from the date the MGE acquisition is consummated through September 30, 2014, after which date the maximum ratio will return to 70%; provided, that the ratio will only increase for Gas if it or its subsidiary incurs the debt financing for the MGE acquisition.
In addition, the Group Loan Agreement was amended to exempt from a requirement to guaranty Group's obligations under that agreement any subsidiary that is prohibited from providing such a guaranty by any applicable regulatory authority. The change to the Maximum Consolidated Capitalization Ratio provision makes it consistent with Group's comparable financial covenant in the Commitment Letter.

Copies of the First Amendments are filed as Exhibits 10.1 and 10.2, respectively, to this report and are incorporated herein by reference. The foregoing description of the First Amendments does not purport to be complete and is qualified in its entirety by reference to the First Amendments.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant.
The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01    Financial Statements and exhibits.
(d)     Exhibits.

Number	Exhibit

10.1
First Amendment to Loan Agreement, dated as of January 16, 2013, among The Laclede Group, Inc. and the several banks parties thereto, including Wells Fargo Bank, National Association as administrative agent

10.2
First Amendment to Loan Agreement, dated as of January 16, 2013, among Laclede Gas Company and the several banks parties thereto, including Wells Fargo Bank, National Association as administrative agent

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LACLEDE GROUP, INC.
Date: January 18, 2013	By:	/s/ M. D. Waltermire
M. D. Waltermire Executive Vice President, Chief Financial Officer

LACLEDE GAS COMPANY
Date: January 18, 2013	By:	/s/ Steven P. Rasche
Steven P. Rasche Chief Financial Officer

Exhibit Index

Number	Exhibit

10.1
First Amendment to Loan Agreement, dated as of January 16, 2013, among The Laclede Group, Inc. and the several banks parties thereto, including Wells Fargo Bank, National Association as administrative agent

10.2
First Amendment to Loan Agreement, dated as of January 16, 2013, among Laclede Gas Company and the several banks parties thereto, including Wells Fargo Bank, National Association as administrative agent